March 13, 2013

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read the statements of BnetEFactor, Inc., pertaining to our firm included under Item 4.01 of Form 8-K dated March 13, 2013 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC